Confidential Treatment is requested
                                             for portions of this document.

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and entered into by and between W. Don Bell ("Bell") and Bell Microproducts, Inc., a California corporation ("Company'), effective as of December 10, 1996.

                                   WITNESETH

     WHEREAS, Bell has been serving and continues to serve as the Chairman, President and Chief Executive Officer of Company; and

     WHEREAS, the parties wish to continue Bell's employment with Company for a period of at least three years from the date of this Agreement and wish to set forth the terms and conditions of that employment relationship in writing;

     NOW, THEREFORE, in consideration of Bell's continued employment with Company, and other good and valuable consideration, and in consideration of the covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree and contract as follows:

     1. Term of Employment. Company hereby agrees to employ Bell as Chairman, President and Chief Executive Officer for the period commencing with the date set forth above and ending on December 31, 1999, unless Bell's employment is terminated earlier pursuant to Paragraph 4 of this Agreement. After December 31, 1999, Bell's employment with Company may be continued by mutual written agreement of the parties.

     2. Duties. Bell accepts employment with Company as its Chairman, President and Chief Executive Officer. Bell agrees to devote his full time, attention and best efforts to the business and affairs of Company. Bell shall perform all duties and responsibilities commensurate with his position as Chairman, President and Chief Executive Officer and shall follow the reasonable direction of the Board of Directors of the Company. Company agrees to nominate Bell for election to Company's Board of Directors, and Bell agrees to serve, for any period for which he is so elected, without additional compensation therefor. Bell may serve on corporate, civic or charitable boards or committees, fulfill speaking engagements and manage personal investments, so long as Company, in its sole discretion, reasonably determines that such activities do not interfere, compete with or otherwise pose a conflict of interest with respect to the performance of Bell's duties and responsibilities under this Agreement. Bell shall comply with Company's policies and procedures as adopted from time to time; provided, however, that to the extent any such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

                                            Confidential Treatment is requested
                                             for portions of this document.

     3. Compensation and Benefit. During the term of this Agreement, Bell shall be receiving the following compensation and benefits:

          a. Base Salary. Bell shall receive a minimum base salary of $375,000 per year, less applicable withholding, payable monthly or more frequently in accordance with Company's customary payroll practices. The Compensation Committee of the Company's Board of Directors shall review Bell's base salary at least annually and may, in its sole discretion, increase the base salary under its normal compensation policies for executive officers.

          b. Annual Incentive Compensation. Bell shall participate in any and all annual incentive compensation plans, including but not limited to the Management Incentive Program, which may be established by the Compensation Committee of Company's Board of Directors for the Chief Executive Officer from time to time. In no event shall any annual incentive compensation plans established by the Compensation Committee for the Chief Executive Officer after the date set forth above be less favorable than the annual incentive compensation plans currently maintained for the Chief Executive Officer as of such date.

          c. EPS Enhancement Incentive.

          (i) Within thirty (30) days following the issuance of the audited financial statements for the 1997 fiscal year and each fiscal year thereafter until the termination of this Agreement, Company shall pay Bell a lump-sum cash incentive payment (the "EPS Enhancement Incentive") equal to (i) $5,000 for each $0.01 of Company's annual net earnings per share (as hereinafter defined) over and above [ * ] per share, plus (ii) $3,000 for each $.01 of Company's annual net earnings per share (as hereinafter defined) over and above [ * ] per share.

          (ii) For purposes of this Paragraph 3(c), the term "annual net earnings per share" for any fiscal year shall mean the net profits of Company, after the provision for income taxes, any extraordinary items of profit or loss and the computation of any payments due under this Paragraph 3(c), expressed on a fully diluted earnings per share basis (based on the weighted average number of shares of Company's Common Stock outstanding or equivalent thereto or otherwise treated as outstanding during such annual fiscal period), computed in accordance with generally accepted accounting principles by Company's independent public accountants and as reported in Company's audited financial statements for such fiscal year. The [ * ] and [ * ] per share thresholds stated herein shall be adjusted to reflect the effect of any stock dividends on, or stock splits or reverse splits of, or recapitalizations, reclassifications or other similar transactions affecting Company's Common Stock which are declared or effected before the date of this Agreement in the same manner as such dividends, stock splits or transactions have been reflected in the annual net earnings per share in accordance with generally accepted

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                                            Confidential Treatment is requested
                                             for portions of this document.

     accounting principles and as reported in Company's audited financial statements, and the $5,000 and $3,000 amounts shall be adjusted consistent with the goals of the EPS Enhancement Incentive and the amount that would otherwise be payable without such adjustment pursuant to Section 3(c).

          (iii) If, in any fiscal year, the total compensation paid to Bell would result in a violation of the compensation deduction limits contained in Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision, and the regulations issued thereunder, a portion of the EPS Enhancement Incentive shall be credited to a deferred compensation account and shall become due and payable upon the effective date of Bell's termination of employment for any reason. The portion credited to the deferred compensation account shall be the amount necessary to avoid such violation of Code Section 162(m). All amounts credited to the deferred compensation account shall be adjusted for interest, compounded quarterly, at the prime interest rate quoted by Citicorp, N.A. from time to time, beginning with the date the deferred compensation account is established and continuing until all amounts have been paid in full. Upon Bell's termination of employment, the balance of the deferred compensation account shall be paid in equal annual installments not to exceed $500,000 per year. The deferred compensation account shall at all times be entirely unfunded. Neither Bell nor his successors shall have any interest in the assets of Company by reason of the right to receive the amounts credited to the deferred compensation account, and Bell shall have only the rights of a general unsecured creditor with respect thereto.

          d. Long-Term Disability Insurance. Company agrees to pay all premiums required for long-term disability insurance which shall provide Bell with a disability benefit equal to sixty percent (60%) of Bell's total compensation if, as the result of Bell's incapacity due to physical or mental illness, Bell is unable to perform his duties as President and Chief Executive Officer. Company may, in its discretion, provide such long-term disability insurance under its group policy.

          e. Business Expenses. Company will reimburse Bell for ordinary and necessary travel and other out-of-pocket expenses incurred by Bell in connection with the performance of his duties, provided that Bell promptly submits to Company receipts verifying such expenses.

          f. Other Emp1oyee Benefits. Bell shall be eligible to participate in any and all other employee benefit plans and programs offered by Company from time to time, including but not limited to, any medical, dental, short-term disability and life insurance coverage, stock option plans or retirement plans, in accordance with the terms and conditions of those benefit plans and programs and on a basis consistent with that customarily provided to Company's executive officers. In addition, Company shall continue to maintain all life insurance policies currently in effect as of the effective date set forth above.

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                                            Confidential Treatment is requested
                                             for portions of this document.

          g. Vacation and Other Absence. Bell shall be entitled paid vacation each year in accordance with Company's then-current vacation policy for executive officers. The rules relating to other absences from regular duties for holidays, sick or disability leave, leave of absence without pay, or for other reasons, shall be the same as those customarily provided to Company's executive officers.

     4. Terminition. Unless extended by mutual written agreement of the parties, and except for the provisions hereof which are intended to survive for other periods of time as specified herein, this Agreement shall terminate (a) upon the expiration date stated in Paragraph 1 (i.e., December 31 , 1999); (b) at any time upon mutual written agreement of the parties; (c) immediately upon Bell's death; (d) by the Company, immediately and without prior written notice, for "cause" (as defined in Section 5(c) below); or (e) by Bell or by Company for any reason not otherwise covered by clauses (a), (b), (c) or (d) herein, with at least thirty (30) days' written notice to the other. Except as otherwise provided in Paragraph 5, upon the termination of Bell's employment for any reason, Bell shall be entitled to receive his base salary through his last date of employment, any annual incentive compensation described in Paragraph 3(b) which Bell may have earned through his last date of employment, the amounts credited to the deferred compensation account described in Paragraph 3(c), any unreimbursed business expenses incurred prior to such termination of employment and such other employee benefits to the extent permitted by the applicable policies or plan documents or as required by law.

     5. Severance Benefits.

          a. Termination Without Cause or Involuntary Termination. If Company terminates Bell's employment without cause or in the event of an "involuntary termination" (as defined in Section 5(c) below) at any time during the term of this Agreement, Bell shall be entitled to the following additional severance benefits:

          (i) Base Salary. Company shall continue to pay Bell his then-current base salary through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to in writing by the parties.

          (ii) Benefits. Company shall continue to provide, at no cost to Bell, medical, dental, short-term disability and life insurance benefits for Bell and his dependents through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to by the parties, at the same level of coverage as was provided to Bell immediately prior to the termination of his employment, and shall continue to pay all premiums required for the long-term disability insurance coverage described in Paragraph 3(d) through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to by the parties.

                                            Confidential Treatment is requested
                                             for portions of this document.

          Company may, in its discretion, provide the benefits described herein under the Company's group plans or under no less favorable insurance contracts or arrangements secured by the Company. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Bell and his dependents shall be the expiration date stated in Paragraph 1. Company's obligations to provide the benefits described herein shall cease if Bell and his dependents become covered under another employer's group medical, dental, short-term disability, long-term disability or life insurance plans that provide Bell and his dependents with comparable benefits and levels of coverage.

          (iii) portion of EPS Enhancement Incentive for Current Fiscal Year. Within thirty (30) days after the effective date of Bell's termination of employment, Bell shall receive a lump-sum cash payment for a portion of the EPS Enhancement Incentive which he could have earned for the fiscal year in which his employment terminates. Such portion shall be based on the cumulative monthly earnings per share for such fiscal year through the end of the month coinciding with or immediately preceding the effective date of Bell's termination of employment as reported in Company's interim financial statements. For purposes of determining such portion of the EPS Enhancement Incentive, the [ * ] and [ * ] thresholds described in Paragraph 3(c) shall be pro rated for the number of months counted in such cumulative monthly earnings per share, rounded down to the nearest cent. Exhibit A sets forth an example of how the payments required under this Paragraph 5(a)(iii) shall be calculated, but such Exhibit A shall not, in any manner, limit the application of this Paragraph 5(a)(iii).

          (iv) Average Annual and EPS Enhancement Incentives. Within thirty (30) days after the effective date of Bell's termination of employment, Bell shall receive a lump-sum cash payment equal to three times the sum of (A) the monthly average of the EPS Enhancement Incentive described in Paragraph 3(e) which Bell may have earned for each fiscal year or portion thereof during the term of this Agreement, including the fiscal year in which Bell's termination of employment occurs, multiplied by twelve, and (B) the monthly average of all other annual incentive compensation described in Paragraph 3(b) which Bell may have earned for each fiscal year or portion thereof during the term of this Agreement, including the fiscal year in which Bell's termination of employment occurs, multiplied by twelve. Exhibit A sets forth an example of how the payments required under this Paragraph 5(a)(iv) shall be calculated, but such Exhibit A shall not, in any manner, limit the application of this Paragraph 5(a)(iv).

          (v) Acceleration of Stock Options. Notwithstanding anything in the Amended and Restated 1988 Stock Option Plan, any successor plan, or any stock option agreement to the contrary, upon the effective date of Bell's termination of employment, one hundred percent (100%) of the unvested portion of any stock option or restricted stock award held by Bell shall automatically be accelerated in full so as to become fully vested, subject to the restrictions relating to "pooling-of-interests" accounting treatment

                                            Confidential Treatment is requested
                                             for portions of this document.

          contained in Section 3(a)(i)(3) of the Management Retention Agreement entered into by Bell and the Company on December 31, 1996, if applicable.

          b. Termination Upon Disability. If Bell's employment with Company is terminated on account of disability at any time during the term of this Agreement, Bell shall be entitled to the following additional benefits:

          (i) Benefits. Company shall continue to provide, at no cost to Bell, medical, dental and life insurance benefits for Bell and his dependents through the expiration date stated in Paragraph 1, or such later date as may have been mutually agreed to by the parties, at the same level of coverage as was provided to Bell immediately prior to the termination of his employment.

          Company may, in its discretion, provide the benefits described herein under the Company's group plans or under no less favorable insurance contracts or arrangements secured by the Company. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Bell and his dependents shall be the end of the twenty-four month period following the effective date of Bell's termination of employment. Company's obligations to provide the benefits described herein shall cease if Bell and his dependents become covered under another employer's group medical, dental or life insurance plans that provide Bell and his dependents with comparable benefits and levels of coverage.

          (ii) Portion of EPS Enhancement Incentive for Current Fiscal Year. Within thirty (30) days after the effective date of Bell's termination of employment on account of disability, Bell shall receive a lump-sum cash payment for a portion of the EPS Enhancement Incentive which he could have earned for the fiscal year in which his employment terminates. Such portion shall be based on the cumulative monthly earnings per share for such fiscal year through the end of the month coinciding with or immediately preceding the effective date of Bell's termination of employment, as reported in Company's interim financial statements. For purposes of determining such portion of the EPS Enhancement Incentive, the [ * ] and [ * ] thresholds described in Paragraph 3(e) shall be pro rated for the number of months counted in such cumulative monthly earnings per share, rounded down to the nearest cent.

          c. Definitions.

          (i) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by Bell in connection with his duties and responsibilities as President and Chief Executive Officer and intended to result in substantial personal enrichment of Bell, (ii) Bell's conviction of a felony or (iii) a willful act by Bell which constitutes gross misconduct and which is injurious to the Company.

                                            Confidential Treatment is requested
                                             for portions of this document.

               (ii) Disability. "Disability" shall have the same meaning as set forth in the long-term disability insurance contract referred to in Paragraph 3(d).

               (iii) Involuntary Termination. "Involuntary termination" shall mean:

                    (A) without Bell's express written consent,  the significant reduction of Bell's duties, authority or responsibilities, relative to his duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Bell of such reduced duties, authority or responsibilities;

                    (B) without Bell's express  written  consent,  a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Bell immediately prior to such reduction;

                    (C) a  reduction  by  Company  in Bell's  base  salary as in effect immediately prior to such reduction;

                    (D) a material  reduction by Company in the kind or level of employee benefits, including bonuses, to which Bell was entitled immediately prior to such reduction with the result that Bell's overall benefits package is significantly reduced;

                    (E) Bell's  relocation to a facility or a location more than thirty-five (35) miles from Bell's then present location, without Bell's express written consent;

                    (F) any  purported  relation of Bell by Company which is not
               effected  for   disability   or  for  cause,   or  any  purported
               termination for which the grounds relied upon are not valid;

                    (G) the failure of Company to obtain the  assumption of this
               Agreement by any successors contemplated in Paragraph 8 below; or

                    (H) any act or set of facts or  circumstances  which  would,
               under  California  law  or  statute   constitute  a  constructive
               termination of Bell.


     6. Covenant Not to Compete. In consideration of Bell's employment hereunder and other good and valuable consideration, and in consideration of the covenants confined herein, the receipt and sufficiency of which are hereby acknowledged, all of which are express payments for the obligations set forth in this Paragraph 6, Bell agrees that, during his employment and for a period of two (2) years after the termination of this Agreement, he will not, directly or indirectly, engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), have any ownership interest in, or participate in the financing, operation,

                                            Confidential Treatment is requested
                                             for portions of this document.

management or control of any firm, corporation or business that engages in or intends to engage in business that is in direct competition with the Company's principal business (as defined and discussed in Company's documents fled with the Securities Exchange Commission); provided, however, that nothing contained herein shall prevent Bell from owning or purchasing securities of any business entity whose securities are regularly traded on any national securities exchange or in the over-the-counter market if such ownership does not result in his or his affiliates' owning directly or beneficially at any time five percent (50%) of the voting securities of any corporation engaged in any business competitive to the business then carried on by Company.

     7. Remedies. The restriction contained in Paragraph 6 is necessary for Company's protection, and any breach thereof will cause Company irreparable damage for which there is no adequate remedy at law. Bell agrees that, in the event of such breach, Company shall, in addition to any other remedy which Company may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available without the necessity of proving damages. Company agrees that, in the event of a breach of this Agreement by Company, Bell shall have all such remedies as may be available at law or in equity.

     8. Successors.

          a. Company's Successors. Any successor to Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of succession. For all purposes under this Agreement, the term "Company" shall include any successor to Company's business and/or assets which executes and delivers the assumption agreement contemplated by this Paragraph 8(a) or which becomes bound by the terms of this Agreement by operation of law.

          b. Employee's Successors. The terms of this agreement and all of Bell's hereunder shall inure to the benefit of, and be enforceable by, Bell's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     9. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Bell, mailed notices shall be addressed to him at the home address which he most recently communicated to Company in writing. In the case of Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                                            Confidential Treatment is requested
                                             for portions of this document.

     10. Coordination of Agreements. In the event of any conflict between this Agreement and the Management Retention Agreement entered into by Bell and Company on November, 1996, the terms of this Agreement shall control.

     11. Miscellaneous Provisions.

          a. No Duty to Mitigate. Bell shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Bell may receive from any other source.

          b. Amendment Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Bell and by an authorized officer of Company (other than Bell). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at any other time.

          c. Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes in their entirety any prior or contemporaneous agreements, whether written, oral, express or implied, relating to the subject matter hereof.

          d. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

          e. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          f. Withholding. All payments made pursuant to this Agreement will be subject to the withholding of all applicable federal, state or local income and employment

          g. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                                            Confidential Treatment is requested
                                             for portions of this document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

COMPANY:                               BELL MICROPRODUCTS, INC.

                                       /s/ Edward L. Gelbach
                                       ----------------------------------------

                                       Dated: 12/10/96
                                             ----------------------------------


BELL:
                                       /s/ W. Don Bell
                                       ----------------------------------------
                                       W. Don Bell

                                       Dated: 12/10/96
                                             ----------------------------------

                                            Confidential Treatment is requested
                                             for portions of this document.

                                   EXHIBIT A

     This Exhibit A sets forth an example of how the payments required under Paragraphs 5(a)(iii) and 5(a)(iv) should be calculated, but shall not, in any manner, limit the application of such provisions.

Example: Assume that Bell is terminated on June 30, 1997. Company's earnings per share ("EPS") for FY 1997 are as follows:

     First Quarter               [ * ]
     Second Quarter              [ * ]
     Third Quarter               [ * ]
     Fourth Quarter              [ * ]

During FY 1997, Bell earned the following incentive bonuses:

     First Quarter               [ * ]
     Second Quarter              [ * ]

1. Paragraph 5(a)(iii) - EPS Enhancement Incentive for 1997.

     Cumulative Monthly EPS:       [ * ]

     Pro Rata Threshhold:          [ * ]

     EPS Enhancement
     Incentive for 1997:           [ * ]

2. Paragraph 5(a)(iv) - Average Annum and EPS Enhancement Incentives.

   (A)   EPS Enhancement Incentive: [ * ]

         Monthly Aveme EPS:         [ * ]

         Average Annual EPS:        [ * ]

         Three-Year Payout:         [ * ]

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                                             for portions of this document.

(B)   Other Incentive Bonuses:

      Monthly Average
      Inventive Bonus:             [ * ]

      Average Annual Bonus:        [ * ]

      Three-Year Payout:           [ * ]

Total Payout equals the sum of (A) and (B):    [ * ]


                                      A-2